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                                                                   EXHIBIT 10(c)



                                  AGREEMENT

                   Agreement made as of the 22nd day of
  September, 1995, by and between New Valley Corporation, a corporation incorporated under the laws of the State of New York, with its principal place of business at 100
  Southeast Second Street, Miami, Florida 33131 (the
  "Company"), and Richard J. Lampen, residing at 350 Costa
  Brava Court, Coral Gables, Florida 33143 (the
  "Executive").

                     W I T N E S S E T H :

                   WHEREAS, the Company desires to employ
  Executive as its Executive Vice President and General
  Counsel and Executive is willing to serve in such capacities;

                   WHEREAS, the Company and Executive desire to set forth the terms and conditions of such employment.

                   NOW, THEREFORE, in consideration of the
  premises and of the mutual covenants and agreements herein contained, the Company and Executive agree as follows:

                   1.       Employment.

                   The Company hereby agrees to employ
  Executive, and Executive agrees to be employed by the Company, on the terms and conditions herein contained as its Executive Vice President and General Counsel and in such other executive capacities with the Company and its affiliated entities as assigned from time to time by more senior executives of the Company. The



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  Executive shall devote substantially all of his business
  time, energy, skill and efforts to the performance of his duties hereunder and shall faithfully and diligently serve the Company. The foregoing shall not prevent Executive from participating in not-for-profit activities or from managing his passive personal investments provided that these activities do not materially interfere with Executive's obligations hereunder. The Executive shall be entitled to remain as a director of the company set forth in Exhibit A hereto provided that such activities do not:
  (i) violate any law, (ii) limit the Company or its affiliated entities' activities, (iii) create any conflict between the Executive's fiduciary obligations to the Company and its affiliated entities and such directorship; or (iv) materially interfere with the performance of Executive's duties hereunder. Furthermore, during the initial three (3) months of his employment hereunder, the Executive may on a voluntary basis, but not as a partner, counsel or employee of his former law firm, assist in the transition of his law practice and other matters provided such activities do not materially interfere with performance of his duties hereunder.

                   2.       Term of Employment.

                   Executive's employment under this
  Agreement shall be for a term commencing on October 1, 1995 (the "Effective Date") and, subject to earlier termination as provided in Section 7 below, terminating on December 31, 1997 (the "Initial Term"). The Initial Term shall be extended for successive one-year periods (the "Additional Terms") unless terminated at the end of the Initial Term or any Additional Term by either party upon ninety (90) days prior written notice given to the other party (the Initial Term and any Additional Terms shall be referred to as the "Employment Term"). Notwithstanding anything else herein, the provisions of Section 8





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 hereof shall survive and remain in effect notwithstanding
 the termination of the Employment Term or a breach by the Company of this Agreement or any of its terms.

                 3.       Compensation.

                    (a)     As compensation for his
 services under this Agreement, the Company shall pay
 Executive a salary at the rate of Six Hundred Thousand
 Dollars ($600,000) per year (the "Base Salary"), payable in equal installments (not less frequently than monthly) and subject to withholding in accordance with the Company's normal payroll practices. The Executive's Base
 Salary shall be reviewed annually by the Company and may be increased, but not decreased, in the Company's sole discretion.

                    (b)     In addition to the Base Salary,
 the Company may, in its sole discretion, pay Executive bonuses from time to time. Notwithstanding the foregoing, the Company will pay Executive a minimum bonus for 1995 of One Hundred Thousand Dollars ($100,000) in December 1995.

                    (c)     The Company shall discuss with
 the Executive prior to December 31, 1996 the purchase of equity in the Company by the Executive with financing in whole or in part by the Company or stock options.
 Notwithstanding the foregoing, the Company shall have no obligation to offer any such equity or to offer financing of the equity or any stock options and shall have no liability of any kind whatsoever for not doing so.





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                   4.       Benefits and Fringes.

                   During the Employment Term, Executive
  shall be entitled to such benefits and fringes, if any, as are generally provided from time to time by the Company to its executive employees of a comparable level, including any life or medical insurance plans and pension and other similar plans, provided that the Executive shall be provided with life insurance at least equal to his Base Salary (provided he is insurable at standard rates).

                   5.       Expenses.

                   The Company shall reimburse Executive in accordance with its expense reimbursement policy as in effect from time to time for all reasonable expenses, including first class airplane travel and other travel expenses, incurred by Executive in connection with the performance of his duties under this Agreement upon the presentation by Executive of an itemized account of such expenses and appropriate receipts.

                   6.       Vacation.

                   During the Employment Term, Executive
  shall be entitled to vacation in accordance with the Company's practices, provided that Executive shall not be entitled to less than five (5) weeks paid vacation in each full contract year.





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                 7.       Earlier Termination.

                    (a)     Executive's employment under
 this Agreement and the Employment Term shall terminate prior to December 31, 1997 as follows:

                     (i)     automatically on the date of
Executive's death.

                    (ii)     Upon written notice given by
 the Company to the Executive if Executive is unable to perform his material duties hereunder for 180 days
 (whether or not continuous) during any period of 360 consecutive days by reason of physical or mental disability.

                    (iii)    Upon written notice by the
 Company to the Executive for Cause. Cause shall mean (A) the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right of appeal has been or may be exercised); (B) willful refusal to attempt to properly perform his obligations under this Agreement, or follow the direction of the Board of Directors of the Company (the "Board") or a more senior executive of the Company, which in either case is not remedied promptly after receipt by the Executive of written notice from the Company specifying the details thereof, provided the refusal to follow a direction shall not be Cause if the Executive in good faith believes that such direction is not legal or ethical and promptly notifies the Company in writing of such belief; (C) the Executive's gross negligence or willful misconduct with regard to the Company or its affiliated entities, their business, assets or employees; (D) the Executive's breach of fiduciary duty owed to the Company or any subsidiary thereof, including, without limitation the obligations set forth in Section 8 hereof; or (E) any other breach by the Executive of a material provision of this Agreement that remains uncured for ten (10) days after written notice thereof is given to the Executive. Upon a termination for Cause, the Executive (and his representative) shall be given the opportunity to




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  appear before the Board to explain why the Executive
  believes that Cause did not occur. Such appearance shall be scheduled on no less than twenty (20) and no more than forty (40) days notice to Executive. In the event the Board agrees with the Executive, which shall be a determination made in its sole discretion, the Executive shall be retroactively reinstated in his position. (The removal pending such Board meeting shall not be deemed
  Good Reason under (vi) below).

                    (iv)     Upon written notice by the Company
  without Cause.

                     (v)      Upon the voluntary resignation
  of the Executive without Good Reason upon sixty (60) days prior written notice to the Company (which the Company may in its sole discretion make effective earlier).

                     (vi)     Upon the written resignation
  of the Executive for Good Reason stating with specificity the details of the Good Reason, if the stated Good Reason is not cured within thirty (30) days of the giving of such notice. "Good Reason" shall mean (A) relocation of the Executive's office from Dade County, Florida, (B) any material reduction in duties or responsibilities or (C) any other material breach of any provision of this Agreement by the Company.

            (b)     Upon such earlier termination
  of the Employment Term the Executive shall be entitled to receive any unpaid salary and accrued vacation through his date of termination and any benefits under any benefit plan in accordance with the terms of said plan. In addition, if the termination is pursuant to (a)(iv) or
  (a)(vi) above or non-renewal of the Employment Term by the Company pursuant to Section 2 above, the Executive shall receive, provided he signs a release of all claims arising out of his employment with the Company or





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  termination thereof (other than his right to
  indemnification, which shall survive) in such form as
  reasonably requested by the Company, severance pay in a
  lump sum equal to the amount of Base Salary he would have
  received if he was employed until the later of December
  31, 1997 or one year after termination of the Employment
  Term.  Such lump sum severance shall be paid within ten
  (10) business days after the Executive's execution of the
  aforesaid release.  In the event termination is pursuant
  to (a)(ii) alone, the Executive shall receive in monthly
  payments for one (1) year thereafter his Base Salary
  reduced by any disability benefits or worker's
  compensation salary replacement he receives from any
  program sponsored or made available by the Company or a
  governmental entity.   In addition, until the earlier of
  (i) Executive commencing other full-time employment or
  (ii) 12 months after the end of the Employment Term, to the extent the Executive or his dependents are eligible for COBRA coverage, the Company shall pay for such coverage. The Company and its affiliated entities shall have no other obligations to the Executive.

                  8.       Confidential Information and Non-Competition.

                     (a)     Executive acknowledges that as
  a result of his employment by the Company, Executive will obtain secret and confidential information as to the Company and its affiliated entities, that the Company and its affiliated entities will suffer substantial damage, which would be difficult to ascertain, if Executive shall enter into Competition, as defined below, with the Company or any affiliated entity and that because of the nature of the information that will be known to Executive it is necessary for the Company to be protected by the prohibition against Competition set forth herein, as well as the Confidentiality restrictions set forth herein.





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  Executive acknowledges that the provisions of this
  Agreement are reasonable and necessary for the protection of the business of the Company and its affiliated entities and that part of the compensation paid under this Agreement is in consideration for the agreements in this
  Section 8.

             (b)     Competition shall mean:

                     (i)      participating, directly or
  indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States of America, Canada, or in any country where the Company or its affiliates do business) in a business in competition with any operating business conducted by the Company or its affiliated entities; with regard to which Executive worked or otherwise had responsibilities or had access to material Confidential Information while employed by the Company or its affiliated entities or an investment opportunity within the provisions of subpart (E) below; provided, however, that such participation shall not include: (A) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; (B) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in the aforesaid Competition; (C) any activity engaged in with the prior written approval of the Chief Executive Officer of the Company; (D) the practicing of law in a law firm that represents such competing business provided that Executive does not personally represent such competing business; or (E) investment banking activities (including without limitation with an investment entity for its own account or a fund operated by it) provided such activities do not involve any investment opportunity that the Company or any affiliated entity is considering or advising on at the time





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 of termination of the Employment Term either for its own
 account, any fund managed by it or for any customer or potential customer of the Company or such entity.

                    (ii)     recruiting, soliciting or
 inducing, of any nonclerical employee or employees of the Company or its affiliated entities to terminate their employment with, or otherwise cease their relationship with, the Company or its affiliated entities or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its affiliated entities or any person who within six (6) months before had been a nonclerical employee of the Company or any of its affiliated entities. Notwithstanding the foregoing, if requested by an entity with which Executive is not affiliated, Executive may serve as a reference for any person who at the time of the request is not an employee of the Company or any of its affiliated entities.

                    (iii)    If any restriction set forth
 with regard to Competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

                    (c)      During and after the Employment
 Term, Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliated entities all secret or confidential information, knowledge or data relating to the Company and its affiliates, and their respective businesses, including any confidential information as to customers of the Company or its affiliated entities, (i) obtained by Executive during his employment by the Company or its affiliated entities and
 (ii) not otherwise public knowledge or known within the Company's or affiliated entity's industry. Executive shall not, without prior written consent of the Company,





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 unless compelled pursuant to the order of a court or other governmental or legal body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In the event Executive is compelled by order of a court or other governmental or legal body to communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it, Executive shall promptly notify the Company of any such order and shall cooperate fully with the Company in protecting such information to the extent possible under applicable law.

                    (d)     Upon termination of Executive's
 employment with the Company and its affiliated entities, or at any other time as the Company may request, Executive will promptly deliver to the Company all documents
 (whether prepared by the Company, an affiliated entity, Executive or a third party) relating to the Company or an affiliated entity or any of their businesses or property which Executive may possess or have under his direction or control.

                    (e)     During the Employment Term and
 for one (1) year thereafter, Executive will not enter into Competition with the Company or its affiliated entities.

                    (f)     In the event of a breach or
 potential breach of this Section 8, Executive acknowledges that the Company and its affiliated entities will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its affiliated entities shall be entitled to injunctive relief
 (in addition to its other remedies at law) to have the provisions of this Section 8 enforced.





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                  9.       Executive Representation

                  Executive represents and warrants that he is under no contractual or other limitation from entering into this Agreement and performing his obligations hereunder.

                  10.      Indemnification

                  The Executive shall be entitled to be
 indemnified by the Company for his actions as an officer, director, employee, agent or fiduciary of the Company or its affiliated entities to the fullest extent permitted by applicable law and shall have legal fees and other expenses paid to him in advance of final disposition of a proceeding provided he executes an undertaking to repay such amounts if, and to the extent, required to do so by applicable law. The Company shall cover the Executive under any directors and officers liability insurance policy to the same extent as its other senior officers.

                  11.      Entire Agreement; Modification.

                  This Agreement constitutes the full and
 complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.
 This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.





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                   12.      Severability.

                   Any term or provision of this Agreement
  which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.

                   13.      Waiver of Breach.

                   The waiver by any party of a breach of
  any provisions of this Agreement, which waiver must be in writing to be effective, shall not operate as or be construed as a waiver of any subsequent breach.

                   14.      Notices

                   All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one day after sending by express mail or other "overnight mail service," or three days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to Executive, to the address as listed in the Company's records; and if to the Company, to the Company at its office or set forth at the head of this Agreement, to the attention of the Chairman with a copy to Proskauer Rose Goetz & Mendelsohn, at 1585 Broadway, New York, New York 10036, Attn: Arnold I. Burns, Esq. Either party may change the notice address by notice given as aforesaid.





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                   15.      Assignability; Binding Effect.

                   This Agreement shall be binding upon and inure to the benefit of Executive and Executive's legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns. This Agreement may not be assigned by the Executive. This Agreement may not be assigned by the Company except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.

                     16.      Governing Law.

                              (a)     All issues pertaining
  to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of Florida, without giving effect to the conflict or choice of law provisions thereof.

                              (b)     Any dispute or
  controversy with regard to this Agreement, other then injunctive relief pursuant to Section 8, shall be settled by arbitration in Miami, Florida before the American
  Arbitration Association ("AAA") in accordance with the rules of Commercial Arbitration of the AAA. The decision of the arbitrators shall be final and binding upon the parties hereto and may be entered in any court having jurisdiction. The parties shall each bear fifty (50) percent of the cost of the AAA and the arbitrators, but each party shall bear its or his own legal expenses.


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                   17.      Headings.

                   The headings in this Agreement are
  intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.

                   18.      Counterparts.

                   This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                   IN WITNESS WHEREOF, the Company has
  caused this Agreement to be duly executed and Executive has hereunto set his hand as of the date first set forth above.


                                          NEW VALLEY CORPORATION



                                          By:________________________________
                                             Name:
                                             Title:




                                          ___________________________________
                                          Richard J. Lampen



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                                  EXHIBIT A





                      Roland International Corporation